                                                                    Exhibit 25.4


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ___________________________


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                           ___________________________


                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                         13-5266470
                                                         (I.R.S. employer
                                                         identification no.)

399 Park Avenue, New York, New York                      10043
(Address of principal executive office)                  (Zip Code)

                           ___________________________


                               Diageo Finance B.V.
               (Exact name of obligor as specified in its charter)

                                 The Netherlands
         (State or other jurisdiction of incorporation or organization)

                                 Not Applicable
                      (I.R.S. employer identification no.)

                                 Molenwerf 10-12
                                1014 BG Amsterdam
                                 The Netherlands
                    (Address of principal executive offices)

                           ___________________________


                                 Debt Securities
                       (Title of the indenture securities)


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Item 1.   General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                        Address
          ----                                        -------
          Comptroller of the Currency                 Washington, D.C.

          Federal Reserve Bank of New York            New York, NY
          33 Liberty Street
          New York, NY

          Federal Deposit Insurance Corporation       Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.

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          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 2003 - attached)

          Exhibit 8 - Not applicable.

          Exhibit 9 - Not applicable.

                           __________________________


                                    SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 26th of November, 2003.



                                        CITIBANK, N.A.

                                        By: /s/John J. Byrnes
                                            ------------------------------------
                                            John J. Byrnes
                                            Vice President
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Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on June 30, 2003, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS                                                      THOUSANDS OF DOLLARS
------                                                      --------------------
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency
  and coin...............................................       $ 13,650,000
Interest-bearing balances................................         16,238,000
Held-to-maturity securities..............................             59,000
Available-for-sale securities............................         85,821,000
Federal funds sold in domestic Offices...................          6,996,000
Federal funds sold and securities purchased
  under agreements to resell.............................          8,097,000
Loans and leases held for sale...........................          2,069,000

Loans and lease financing receivables:
Loans and Leases, net of unearned income......297,517,000
LESS: Allowance for loan and lease losses.....  8,168,000
                                              -----------
Loans and leases, net of unearned income,
  allowance, and reserve.................................        289,349,000
Trading assets...........................................         48,501,000
Premises and fixed assets (including capitalized
  leases)................................................          3,882,000
Other real estate owned..................................            112,000
Investments in unconsolidated subsidiaries and
  associated companies...................................            746,000
Customers' liability to this bank on acceptances
  outstanding............................................          1,187,000
Intangible assets: Goodwill..............................          5,515,000
Intangible assets: Other intangible assets...............          4,436,000
Other assets.............................................         36,457,000
                                                                ------------
TOTAL ASSETS.............................................       $523,115,000
                                                                ============

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LIABILITIES
Deposits: In domestic offices......................       $111,957,000
Noninterest-bearing................................         19,198,000
Interest-bearing...................................         92,759,000
In foreign offices, Edge and Agreement
  subsidiaries, and IBFs...........................        239,058,000
Noninterest-bearing................................         18,562,000
Interest-bearing...................................        220,496,000
Federal funds purchased in domestic Offices........         14,630,000
Federal funds purchased and securities sold under
  agreements to repurchase.........................         10,807,000
Demand notes issued to the U.S. Treasury...........                  0
Trading liabilities................................         25,461,000
Other borrowed money (includes mortgage
  indebtedness and obligations under capitalized
  leases): ss......................................         29,562,000
Bank's liability on acceptances executed and
  outstanding......................................          1,187,000
Subordinated notes and debentures..................         11,500,000
Other liabilities..................................         37,772,000
                                                          ------------
TOTAL LIABILITIES..................................       $481,934,000
                                                          ------------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES.....            229,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus......          1,950,000
Common stock.......................................            751,000
Surplus............................................         22,672,000
Retained Earnings..................................         16,393,000
Accumulated net gains (losses) on cash
  flow hedges......................................           (814,000)
Other equity capital components....................                  0
                                                          ------------
TOTAL EQUITY CAPITAL...............................       $ 40,952,000
                                                          ------------
TOTAL LIABILITIES AND EQUITY CAPITAL...............       $523,115,000
                                                          ============

I, Grace B. Vogel, Vice President and Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Grace B. Vogel

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Directors:
Robert B. Willumstad
William R. Rhodes
Alan S. MacDonald